As filed with the Securities and Exchange Commission on April 21, 2005
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GULFPORT ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	73-1521290
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

14313 North May Avenue, Suite 100 Oklahoma City, Oklahoma 73134 (405) 848-8807 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Joel McNatt
Senior Vice President, General Counsel and Secretary
14313 North May Avenue, Suite 100
Oklahoma City, Oklahoma 73134
(405) 848-8807
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:
Seth R. Molay, P.C.
Alex Frutos
Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue, Suite 4100
Dallas, TX 75201
(214) 969-2800
(214) 969-4343 (facsimile)
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of Shares To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, $0.01 par value	4,000,000	$5.625	$22,500,000	$2,649

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such indeterminate number of shares of common stock as may be required to prevent dilution resulting from stock splits, stock dividends or similar events.

(2)
Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the bid and ask price for the common stock as reported on the NASD OTC Bulletin Board on April 15, 2005.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

Subject to Completion, dated April 21, 2005

Gulfport Energy Corporation
14313 North May Avenue, Suite 100
Oklahoma City, Oklahoma 73134
(405) 848-8807

4,000,000 Shares of Common Stock

This prospectus relates to the public offer and sale of up to 4,000,000 shares of common stock from time to time by the selling stockholders named herein or their transferees, pledges, donees or successors. We will not receive any proceeds from the sale of these shares by the selling stockholders.
On April 15, 2005, the closing bid price of our common stock on the NASD OTC Bulletin Board was $5.65 per share. Our common stock is quoted on the NASD OTC Bulletin Board under the symbol “GPOR.OB.”

Investing in our common stock involves risks. See the section entitled “Risk Factors” beginning on page 2 of this prospectus for certain risks and uncertainties that you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2005.

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Special Note Regarding Forward-Looking Statements

This prospectus, any prospectus supplement and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts, included in this prospectus, any prospectus supplement and the documents incorporated by reference herein that address activities, events or developments that Gulfport Energy Corporation (“Gulfport” or the “Company”), a Delaware corporation, expects or anticipates will or may occur in the future, including such things as estimated future net revenues from oil and gas reserves and the present value thereof, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Consequently, all of the forward-looking statements made in this prospectus, any prospectus supplement and the documents incorporated by reference herein are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. We have no intention, and disclaim any obligation, to update or revise any forward looking statements, whether as a result of new information, future results or otherwise.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf registration” process. Under this shelf registration process, the selling stockholders or their transferees, pledges, donees or successors may, from time to time, offer and sell up to 4,000,000 shares of our common stock described in this prospectus. The shares included in this prospectus were issued in two private placement transactions during February 2005. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

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Risk Factors

The value of your investment will be subject to the significant risks inherent in our business. You should carefully consider the risks and uncertainties described below and other information included in this prospectus before purchasing our common stock. If any of the events described below occur, our business and financial results could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you therefore may lose all or part of your investment.

Risks Related to Our Business and Industry

Our method of accounting for investments in oil and gas properties may result in impairment of asset value.

We use the full cost method of accounting for our investment in oil and gas properties. Under the full cost method of accounting, all costs of acquisition, exploration and development of oil and gas reserves are capitalized into a “full cost pool” as incurred, and properties in the pool plus future development costs are depleted and charged to operations using the units-of-production method based on the ratio of current production to total proved oil and gas reserves. To the extent that such capitalized costs, net of depletion and amortization, exceed the present value of estimated future net revenues, discounted at 10%, from proved oil and gas reserves, after income tax effects, such excess costs are charged to operations. Once incurred, a write down of oil and gas properties is not reversible at a later date, even if oil or gas prices increase.

The volatility of oil and gas prices due to factors beyond our control greatly affects our profitability.

Our revenues, operating results, profitability, future rate of growth and the carrying value of our oil and gas properties depend primarily upon the prevailing prices for oil and gas. Historically, oil and natural gas prices have been volatile and are subject to fluctuations in response to changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control. The NYMEX spot prices for crude oil and natural gas at the close of business on December 31, 2004 were $43.45 per Bbl and $6.21 per Mmbtu and at December 31, 2003 were $32.52 per Bbl and $6.19 per Mmbtu. The NYMEX spot prices for crude oil and natural gas at the close of business on March 31, 2005 were $55.40 per Bbl and $7.33 per Mmbtu. Any substantial decline in the price of oil and gas will likely have a material adverse effect on our operations, financial condition and level of expenditures for the development of our oil and gas reserves, and may result in additional writedowns of the Company’s investments due to ceiling test limitations.

Historically, the markets for oil and gas have been volatile and they are likely to continue to be volatile. Wide fluctuations in oil and gas prices may result from relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and other factors that are beyond our control, including:

•	worldwide and domestic supplies of oil and gas;
•	weather conditions;
•	the level of consumer demand;
•	the price and availability of alternative fuels;
•	risks associated with owning and operating drilling rigs;
•	the availability of pipeline capacity;
•	the price and level of foreign imports;

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•	domestic and foreign governmental regulations and taxes;
•	the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;
•	political instability or armed conflict in oil-producing regions; and
•	the overall economic environment.
These factors and the volatility of the energy markets make it extremely difficult to predict future oil and gas price movements with any certainty. Declines in oil and gas prices would not only reduce revenue, but could reduce the amount of oil and gas that we can produce economically and, as a result, could have a material adverse effect on our financial condition, results of operations and reserves. This is really a development cost increase (inflation) factor that would seem to correlated to finding costs of reserves just below.

Our success depends on acquiring or funding additional reserves.

Our future success depends upon our ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. The proved reserves of the Company will generally decline as reserves are depleted, except to the extent that the Company conducts successful exploration or development activities or acquires properties containing proved reserves, or both. To increase reserves and production, the Company must commence exploratory drilling, undertake other replacement activities or utilize third parties to accomplish these activities. There can be no assurance, however, that the Company will have sufficient resources to undertake these actions, that the Company’s exploratory projects or other replacement activities will result in significant additional reserves or that the Company will have success drilling productive wells at low finding and development costs. Furthermore, although the Company’s revenues may increase if prevailing oil and gas prices increase significantly, the Company’s finding costs for additional reserves could also increase.

In accordance with customary industry practice, we rely on independent third party service providers to provide most of the services necessary to drill new wells, including drilling rigs and related equipment and services, horizontal drilling equipment and services, trucking services, tubulars, fracing and completion services and production equipment. The industry has experienced significant price increases for these services during the last year and this trend is expected to continue into the future. These cost increases could in the future significantly increase the Company’s development costs and decrease the return possible from drilling and development activities, and possibly render the development of certain proved undeveloped reserves uneconomical.

Estimates of oil and gas reserves are uncertain and may vary substantially from actual production.

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of expenditures, including many factors beyond our control. The reserve information set forth in this prospectus represents only estimates based on reports prepared by Netherland, Sewell & Associates, Inc., as of January 1, 2005. Petroleum engineering is not an exact science. Information relating to the Company’s proved oil and gas reserves is based upon engineering estimates. Estimates of economically recoverable oil and gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future oil and gas prices, future operating costs, severance and excise taxes, capital expenditures and workover and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers at different times may vary substantially. Actual production, revenues and expenditures with respect to the Company’s reserves will likely vary from estimates, and such variances may be material.

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Operating hazards and uninsured risks may result in substantial losses.

The Company’s operations are subject to all of the hazards and operating risks inherent in drilling for and production of oil and gas, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases. The occurrence of any of these events could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. In accordance with customary industry practice, the Company maintains insurance against some, but not all, of these risks. There can be no assurance that any insurance will be adequate to cover any losses or liabilities. The Company cannot predict the continued availability of insurance, or its availability at premium levels that justify its purchase. In addition, the Company may be liable for environmental damage caused by previous owners of properties purchased by the Company, which liabilities would not be covered by insurance.

Our operations are subject to various governmental regulations which require compliance that can be burdensome and expensive.

The Company’s oil and gas operations are subject to various federal, state and local governmental regulations which may be changed from time to time in response to economic and political conditions. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity to conserve supplies of oil and gas. In addition, the production, handling, storage, transportation and disposal of oil and gas, by-products thereof and other substances and materials produced or used in connection with oil and gas operations are subject to regulation under federal, state and local laws and regulations primarily relating to protection of human health and the environment. These laws and regulations have continually imposed increasingly strict requirements for water and air pollution control and solid waste management. Significant expenditures may be required to comply with governmental laws and regulations applicable to the Company. The Company believes the trend of more expansive and stricter environmental legislation and regulations will continue.

We face extensive competition in our industry.

The Company operates in a highly competitive environment. The Company competes with major and independent oil and gas companies, many of whom have financial and other resources substantially in excess of those available to the Company. These competitors may be better positioned to take advantage of industry opportunities and to withstand changes affecting the industry, such as fluctuations in oil and gas prices and production, the availability of alternative energy sources and the application of government regulation.

Risks Related to Our Common Stock

If our quarterly revenues and operating results fluctuate significantly, the price of our common stock may be volatile.

Our revenues and operating results may in the future vary significantly from quarter to quarter. If our quarterly results fluctuate, it may cause our stock price to be volatile. We believe that a number of factors could cause these fluctuations, including:

•	changes in oil and gas prices;
•	changes in production levels;
•	changes in governmental regulations and taxes;
•	geopolitical developments;
•	the level of foreign imports of oil and natural gas; and
•	conditions in the oil and natural gas industry and the overall economic environment.

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Because of the factors listed above, among others, we believe that our quarterly revenues, expenses and operating results may vary significantly in the future and that period-to-period comparisons of our operating results are not necessarily meaningful. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

The control of the Company by officers, directors and controlling stockholder may limit or preclude the control exercised by other stockholders.

As of March 31, 2005, the Company’s executive officers and directors, in the aggregate, beneficially owned approximately 8.1% of our outstanding common stock. Additionally, Mr. Charles E. Davidson beneficially owned approximately 50.6% of our outstanding common stock. As a result, these stockholders acting together are able to control most matters requiring approval by the stockholders of the Company, including the election of directors. Such a concentration of ownership may have the effect of delaying or preventing a change in control of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

We could issue additional preferred stock which could be entitled to dividend, liquidation and other special rights and preferences not shared by holders of our common stock or which could have anti-takeover effects.

The Company is authorized to issue up to 5,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”). Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors, by resolution or resolutions, may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of Preferred Stock may differ from those of any and all other series of Preferred Stock at any time outstanding, and, subject to certain limitations of the Company’s Certificate of Incorporation and the Delaware General Corporation Law (the “DGCL”), the Board of Directors may fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of each such series Preferred Stock. The issuance of any such Preferred Stock could materially adversely affect the rights of holders of our common stock and, therefore, could reduce the value of our common stock.

The Company has designated 30,000 shares of its Preferred Stock as Cumulative Preferred Stock, Series A and had 478 shares of its Series A preferred stock outstanding as of March 31, 2005. Holders of Series A Preferred stock are entitled to receive dividends at the rate of 12% of the liquidation preference per annum payable quarterly in cash or, at our option payable in whole or in part in additional shares of Series A Preferred Stock at the rate of 15% of the liquidation preference per annum. Upon a liquidation of the Company, whether voluntary or mandatory, the shares of Series A preferred stock will rank prior to the shares of our common stock. Consequently, holders of Series A preferred stock will receive distributions in an amount per share equal to $1,000 and all accrued and unpaid dividends thereon, whether or not declared or payable, before holders of our common stock will receive any distribution.

In addition, specific rights granted to future holders of Preferred Stock could be used to restrict the Company’s ability to merge with, or sell its assets to, a third party. The ability of the Board of Directors to issue Preferred Stock could discourage, delay or prevent a takeover of the Company, thereby preserving control of the Company by the current stockholders.

Our common stock trades over the counter and we can give no assurances as to the market for it.

Shares of our common stock are quoted on the NASD OTC Bulletin Board. There is a limited market for our shares. We cannot assure you that an active trading market, if any, will be sustained.

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We do not currently pay dividends on our common stock and do not anticipate doing so in the future.

The Company has paid no cash dividends on its common stock, and there is no assurance that the Company will achieve sufficient earnings to pay cash dividends on its common stock in the future. The Company intends to retain any earnings to fund its operations. Therefore, the Company does not anticipate paying any cash dividends on the common stock in the foreseeable future. In addition, the terms of the Company’s outstanding Series A preferred stock prohibit the payment of any dividends to the holders of its common stock.

A change of control could limit the Company’s use of net operating losses.

As of December 31, 2004, the Company had a net operating loss (“NOL”) carry forward of approximately $99,251,000 for Federal income tax purposes. Transfers of the Company’s stock in the future could result in an ownership change. In such a case, the ability of the Company to use its NOLs generated through the ownership change date could be limited. In general, the amount of NOL the Company could use for any tax year after the date of the ownership change would be limited to the value of the stock of the Company (as of the ownership change date) multiplied by the long-term tax-exempt rate.

Future sales of our common stock may depress our stock price.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional common or preferred stock. As of March 31, 2005, we had 31,883,188 shares of common stock issued and outstanding. In addition to shares eligible for sale under Rule 144(k) of the Securities Act, all of which are freely tradable, all shares sold in the offering, other than shares, if any, purchased by our affiliates, will be freely tradable.

In addition, some of our current stockholders have “demand” and/or “piggyback’ registration rights in connection with future offerings of our common stock. “Demand” rights enable the holders to demand that their shares be registered and may require us to file a registration statement under the Securities Act at our expense. “Piggyback” rights require that we provide notice to the relevant holders of our stock if we propose to register any of our securities under the Securities Act, and grant such holders the right to include their shares in the registration statement.

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The Company
Overview

Gulfport is an independent oil and gas exploration and production company with properties located along the Louisiana Gulf Coast. Our operations are concentrated in two fields: West Cote Blanche Bay and the Hackberry Fields. We seek to achieve reserve growth and increase our cash flow by undertaking multiple drilling programs each year. In addition, we intend to shoot 3-D seismic at our East Hackberry Field to allow us to undertake drilling at that field. As of December 31, 2004, we had 24.8 MMBOE of proved reserves with a present value of estimated future net revenues, discounted at 10%, of approximately $361.5 million and associated standardized measure of discounted future net cash flows of approximately $301.0 million. The Company was organized in July 1997.
Our principal executive offices are located at 14313 North May Avenue, Suite 100 Oklahoma City, Oklahoma 73134, and our telephone number is (405) 848-8807.

Use of Proceeds

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders pursuant to this prospectus. We will bear all expenses incident to the registration of the shares of common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling stockholders. Any transfer taxes payable on any such shares and any commission and discounts payable to underwriters, agents or dealers will be paid by the selling stockholders.

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Description of Securities

The following summary description of the Company’s capital stock is qualified in its entirety by reference to the Company’s Certificate of Incorporation and Bylaws, each of which is filed as an exhibit to the registration statement.

Common Stock

The Company is currently authorized to issue up to 35,000,000 shares of common stock, par value $.01 per share, of which there were 31,883,188 shares outstanding as of March 31, 2005. Holders of our common stock are entitled to cast one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive ratably dividends when, as, and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. There are no redemption or sinking fund provisions that are applicable to our common stock. Subject only to the requirements of the DGCL, the Board of Directors may issue shares of our common stock without stockholder approval, at any time and from time to time, to such persons and for such consideration as the Board of Directors deems appropriate. Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is validly authorized and issued, fully paid, and nonassessable.

Preferred Stock

The Company is authorized to issue up to 5,000,000 shares of Preferred Stock, par value $.01 per share. Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors, by resolution or resolutions, may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of Preferred Stock may differ from those of any and all other series of Preferred Stock at any time outstanding, and, subject to certain limitations of the Certificate of Incorporation and the DGCL, the Board of Directors may fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of each such series of Preferred Stock.

The issuance of any such Preferred Stock could adversely affect the rights of the holders of our common stock and therefore, reduce the value of the common stock. The ability of the Board of Directors to issue Preferred Stock could discourage, delay, or prevent a takeover of the Company. See “Risk Factors.”

Series A Preferred Stock

The Company has designated 30,000 shares of its Preferred Stock as Cumulative Preferred Stock, Series A and had 478 shares of our Series A preferred stock outstanding as of March 31, 2005. Holders of Series A Preferred stock are entitled to receive dividends at the rate of 12% of the liquidation preference per annum payable quarterly in cash or, at our option payable in whole or in part in additional shares of Series A Preferred Stock at the rate of 15% of the liquidation preference per annum.

The Series A preferred stock may be redeemed at any time for an amount per share equal to $1,000 and all accrued and unpaid dividends thereon, whether or not declared or payable. All then outstanding shares of Series A preferred stock will be redeemed on March 29, 2007 for an amount per share equal to $1,000 and all accrued and unpaid dividends thereon, whether or not declared or payable. Upon a liquidation of the Company, whether voluntary or mandatory, the shares of Series A preferred stock will rank prior to the shares of our common stock. Consequently, holders of Series A preferred stock will receive distributions in an amount per share equal to $1,000 and all accrued and unpaid dividends thereon, whether or not declared or payable, before holders of our common stock will receive any distribution.

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The affirmative vote of at least two thirds of the votes entitled to be cast by holders of the Series A preferred stock is necessary for any amendment to the certificate of incorporation which (1) adversely affects the rights and privileges of the Series A preferred stock or (2) creates or authorizes an increase in any shares ranking senior to the Series A preferred stock or securities convertible into the foregoing. The Series A preferred stock cannot be sold or transferred by its holders, subject to certain exceptions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is UMB Bank, N.A.

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Selling Stockholders

The following table sets forth the name of each selling stockholder, the number of shares and percentage of our common stock beneficially owned by each selling stockholder immediately prior to the registration, the number of shares registered and the number of shares and percentage of our common stock to be beneficially owned by each selling stockholder assuming all shares covered by this registration statement are sold. However, because each selling stockholder may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that a selling stockholder may hold at any time hereafter cannot be determined at this time. The last two columns of this table assume that all shares covered by this prospectus will be sold by a selling stockholder and that no additional shares of our common stock are held as of the date hereof or subsequently bought or sold by a selling stockholder. Pursuant to the rules of the SEC, in calculating percentage ownership, shares issuable upon exercise of options or warrants or conversion of convertible securities are deemed to be outstanding for the purpose of computing the percentage ownership of persons beneficially owning such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership Prior to the Registration		Shares Covered by this Registration Statement	Beneficial Ownership After the Shares are Sold (2)
Name	Number	Percent (1)	Number	Percent (1)

South Point Capital Advisors, LP (3) 237 Park Avenue, Suite 900 New York, NY 10017	2,018,527	6.4%	2,000,000	18,527	*

Harbert Distressed Investment Master Fund, Ltd. (4) c/o International Fund Services (Ireland) Limited 3rd Floor, Bishop Square Redmond’s Hill Dublin 2, Ireland	3,921,830	12.4%	1,955,000	1,966,830	6.2%

Alpha US Sub Fund VI, LLC (4) c/o 555 Madison Avenue, 16th Floor New York, NY 10022	90,270	*	45,000	45,270	*
			4,000,000

*	Less than 1%
(1)
We have calculated the percentage of issued and outstanding shares of common stock held by each individual and group based on 31,883,188 shares of common stock issued and outstanding as of March 31, 2005.

(2)	We have assumed all shares of common stock set forth in this registration statement have been sold.
(3)
Based solely upon information obtained from Amendment No. 1 to Schedule 13G filed with the SEC on March 10, 2005 on behalf of Southpoint Capital Advisors LLC, a Delaware limited liability company (“Southpoint CA LLC”), Southpoint GP, LLC, a Delaware limited liability company (“Southpoint GP LLC”), Southpoint Capital Advisors LP, a Delaware limited partnership (“Southpoint Advisors”), Southpoint GP, LP (“Southpoint GP”), Robert W. Butts and John S. Clark II, Southpoint Advisors, Southpoint GP, Southpoint CA LLC, Southpoint GP LLC, Robert W. Butts and John S. Clark II have sole voting and dispositive power over 2,018,527 shares of Common Stock. Southpoint CA LLC is the general partner of Southpoint Advisors. Southpoint GP LLC is the general partner of Southpoint GP. Southpoint GP is the general partner of Southpoint Fund LP, a Delaware limited partnership (the “Fund”), Southpoint Qualified Fund LP, a Delaware limited partnership (the “Qualified Fund”), and Southpoint Offshore Operating Fund, LP, a Cayman Islands exempted limited partnership (the “Offshore Operating Fund”). Southpoint Offshore Fund, Ltd., a Cayman Island exempted company (the “Offshore Fund”), is also a general partner of the Offshore Operating Fund.

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(4)
Based solely upon information obtained from Harbert Distressed Investment Master Fund, Ltd. (“Master Fund”) and Alpha US Sub Fund VI, LLC (“Alpha”) and Amendment No. 2 to Schedule 13G filed by the Master Fund, HMC Distressed Investment Offshore Manager, L.L.C. (“Offshore Manager”) and HMC Investors, L.L.C. (“HMC Investors”) with the SEC on March 3, 2005, the Offshore Manager and the Master Fund share voting and dispositive power over 3,921,830 shares of Common Stock (the “HMC Shares”) which are shown in the table as beneficially owned by the Master Fund prior to the sale of any shares covered by this registration statement. In addition to the HMC Shares, HMC Investors, Raymond J. Harbert, Michael D. Luce, and Philip A. Falcone may also be deemed to have shared voting and dispositive power over an additional 90,270 shares of Common Stock owned by Alpha (the “Alpha Shares”) which are excluded from the amount shown as beneficially owned by the Master Fund prior to the sale of any shares covered by this registration statement. The 1,966,830 shares shown as being beneficially owned by the Master Fund after the sale of shares being registered hereunder constitute shares over which HMC Distressed Investment Offshore Manager, L.L.C. and Harbert Distressed Investment Master Fund, Ltd. share voting and dispositive power and excludes 45, 270 additional shares owned by Alpha over which HMC Investors, Raymond J. Harbert, Michael D. Luce, and Philip A. Falcone may also be deemed to have shared voting and dispositive power. We have been informed by the Master Fund and Alpha that each disclaims beneficial ownership of the HMC Shares and the Alpha Shares except to the extent of their actual pecuniary interest. Each of Master Fund and Alpha is or may be deemed to be an affiliate of a registered broker-dealer. We have been informed by the selling stockholder that such selling stockholder acquired the securities offered by this prospectus for its own account in the ordinary course of business, and that, at the time it acquired the securities, it had no agreement or understanding, direct or indirect, with any person to distribute the securities. Master Fund is an entity organized in the Cayman Islands. Offshore Manager is the sole investment manager of the Master Fund. HMC Investors is the managing member of the Offshore Manager. Philip A. Falcone is a member of Offshore Manager and acts as portfolio manager for the Master Fund. Alpha is a separate managed account also managed by Philip A. Falcone. Raymond J. Harbert and Michael D. Luce are members of HMC Investors.

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Plan of Distribution

We are registering the shares of common stock on behalf of the selling stockholders. A selling stockholder is a person named in the section entitled “Selling Stockholders” and also includes any donee, pledgee, transferee or other successor-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by Gulfport, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of shares which will be borne by the selling stockholders. Sales of shares may be effected by selling stockholders from time to time in one or more types of transactions (which may include block transactions):

•	in the over-the-counter market;
•	in negotiated transactions;
•	through put or call option transactions relating to the shares;
•	through short sales of shares; or
•	a combination of these methods of sale.
•	The common stock may be sold from time to time at:
•	market prices prevailing at the time of sale;
•	negotiated prices;
•	prices related to prevailing market prices; or
•	fixed prices that may be changed.
These transactions may or may not involve brokers or dealers. No selling stockholder has advised us that it has entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities or that there is an underwriter or coordinated broker acting in connection with the proposed sale of shares by the selling stockholders.

The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to these broker-dealers or other financial institutions of shares offered by this prospectus, which shares these broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

The selling stockholders may make these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from selling stockholders and/or the purchasers of shares for whom these broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any broker-dealers that act in connection with the sale of shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by these broker-dealers or any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

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Because selling stockholders may be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act. Our company has informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

Upon Gulfport being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of each such selling stockholder and of the participating broker-dealer(s);
•	the number of shares involved;
•	the initial price at which such shares were sold;
•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and
•	other facts material to the transactions.

In addition, upon Gulfport being notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

Pursuant to registration rights under the Registration Rights Agreements we entered into with the selling stockholders, we have agreed to keep the registration statement of which this prospectus is a part continuously effective until the second anniversary of the date of each Registration Rights Agreement or such shorter period which will terminate at such time as the selling stockholders have sold all the securities covered by this registration statement. In this regard, we are required to supplement and/or amend the registration statement of which this prospectus is a part as necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities.

The Registration Rights Agreements require us to indemnify the selling stockholders, their respective affiliates and each director, officer, employee, manager, stockholder, partner, member, counsel, agent or representative of such selling stockholder or its affiliates and each person who controls the selling stockholders or their respective affiliates against certain liabilities in connection with the offer and sale of the common stock under this prospectus, including under the Securities Act. Similarly, each selling stockholder is required to indemnify us and our directors, officers and controlling persons against certain liabilities in connection with the offer and sale of the common stock under this prospectus, including the Securities Act, to the extent that liability occurs as a result of reliance with written information furnished to us by such selling stockholder expressly for use in connection with the registration statement of which this prospectus is a part. To the extent such indemnification is unavailable or insufficient, the selling stockholders and we are required to contribute to payments the parties may be required to make in respect of otherwise indemnifiable claims. The terms of these registration rights are described in more detail in the Registration Rights Agreements which are filed as exhibits to this Registration Statement.

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Legal Matters

The validity of the shares of common stock to be offered hereby will be passed upon by Akin Gump Strauss Hauer & Feld LLP.

Experts

The financial statements for the year ended December 31, 2003 incorporated in this prospectus by reference from our Annual Report on Form 10-KSB filed March 31, 2005 have been audited by Hogan & Slovacek, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The financial statements for the year ended December 31, 2004 incorporated in this prospectus by reference from our Annual Report on Form 10-KSB filed March 31, 2005 have been audited by Grant Thornton LLP, independent registered public accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Information incorporated by reference into this prospectus regarding the estimated quantities of oil and gas reserves and the discounted present value of future pre-tax cash flows therefrom is based upon estimates of such reserves and present values prepared by or derived from estimates included in our Annual Report on Form 10-KSB for the year ended December 31, 2004, prepared by Netherland Sewell and Associates, independent petroleum engineers, and incorporated herein by reference. All of such information has been so included herein in reliance upon the authority of such firm as experts in such matters.

Where You Can Find More Information

We have filed with the SEC, a registration statement on Form S-3 under the Securities Act, covering the securities offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to Gulfport and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We file reports, proxy and information statements and other information with the SEC. You may read any materials Gulfport has filed with the SEC free of charge at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any part of these documents may be obtained from such office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.

The SEC allows Gulfport to “incorporate by reference” into this prospectus and any prospectus supplement the information it provides in documents filed with the SEC, which means that Gulfport can disclose important information by referring to those documents. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus and any prospectus supplement is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that Gulfport later files with the SEC, modifies and replaces this information. Gulfport incorporates by reference the following documents that it has filed with the SEC (other than those furnished pursuant to Item 2.02 or Item 7.01 on Form 8-K):

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•	Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed on March 31, 2005.
•	Current Report on Form 8-K filed on February 14, 2005.
•	Current Report on Form 8-K filed on February 18, 2005.
•	Current Report on Form 8-K filed on February 25, 2005.
•	Current Report on Form 8-K filed on March 17, 2005.
•	Current Report on Form 8-K filed on April 5, 2005.
In addition, all documents filed by Gulfport with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 on Form 8-K) after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents.

You may get copies of any of the incorporated documents (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing or calling Joel McNatt, General Counsel, at Gulfport Energy Corporation, 14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma 73134, or call (405) 848-8807.

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

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Part II
Information Not Required in Prospectus

Item 14. Other Expenses Of Issuance And Distribution

The following table sets forth all expenses payable by the Registrant in connection with the registration of the common stock. The selling stockholders will not pay any of the Registration expenses.
Registration fee	$
Legal fees and expenses
Accounting fees and expenses
Printing expenses
Miscellaneous expenses

Total	$

Item 15. Indemnification Of Directors And Officers.

The Company is empowered by Section 145 of the DGCL, subject to the procedures and limitations stated therein, to indemnify certain parties. Section 145 of the DGCL provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred. Section 145 provides further that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Company’s Bylaws provide that the Company shall indemnify and advance expenses to each person who is a director or officer of the Company to the fullest extent permitted under Section 145 of the DGCL, and such indemnity and advancement of expenses shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Article VI of the Company’s Certificate of Incorporation eliminates the personal liability of the Company’s directors to the fullest extent permitted under Section 102(b)(7) of the DGCL, as amended. Such section permits a company’s certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (which addresses director liability for unlawful payment of a dividend or unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

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Article VI of the Bylaws of the Company provides that the Company shall, to the fullest extent permitted by Delaware law, indemnify any and all persons whom it shall have power to indemnify against any and all of the costs, expenses, liabilities or other matters incurred by them by reason of having been officers or directors of the Company, any such subsidiary of the Company or of any other corporation for which he acted as officer or director at the request of the Company.

The Company maintains director and officer liability insurance providing insurance protection for specified liabilities under specified terms.

The Company has adopted provisions in its Bylaws and in its Certificate which provide for indemnification of its officers and directors to the maximum extent permitted under the DGCL.

Item 16. Exhibits and Financial Statement Schedules.

(a)  The following is a list of exhibits filed as a part of this registration statement.
Exhibit Number	Description
2.1*	Stock Purchase Agreement by and among the Company, Harbert Distressed Investment Master Fund, Ltd., and Alpha US Sub Fund VI, LLC, dated February 17, 2005.
2.2*	Stock Purchase Agreement by and among Gulfport Energy Corporation, Southpoint Fund LP, Southpoint Qualified Fund LP and Southpoint Offshore Operating Fund, LP, dated February 22, 2005.
3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 10-Q, File No. 000-19514, filed by the Company with the SEC on December 1, 1997).
3.2
Amendment to Certificate of Incorporation changing name of corporation to Gulfport Energy Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registration Statement on Form SB-2, File No. 333-115396, filed by the Company with the SEC on June 21, 2004).

3.3
Amendment to Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 250,000,000 (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registration Statement on Form SB-2, File No. 333-115396, filed by the Company with the SEC on June 21, 2004).

3.4
Amendment to Certificate of Incorporation to effect a 50 to 1 reverse stock split of the issued and outstanding Common Stock (incorporated by reference to Exhibit 3.5 to Amendment No. 1 to the Registration Statement on Form SB-2, File No. 333-115396, filed by the Company with the SEC on June 21, 2004).

3.5
Amendment to Certificate of Incorporation to reduce the number of authorized shares of Common Stock from 250,000,000 to 15,000,000 (incorporated by reference to Exhibit 3.6 to Amendment No. 1 to the Registration Statement on Form SB-2, File No. 333-115396, filed by the Company with the SEC on June 21, 2004).

3.6
Amendment to Certificate of Incorporation to increase the number of shares of capital stock from 15,000,000 to 25,000,000 (incorporated by reference to Exhibit A to Schedule 14(c), File No. 000-19514, filed by the Company with the SEC on February 20, 2004).

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3.7
Certificate of Amendment, dated July 20, 2004, of the Restated Certificate of Incorporation to increase the number of shares of capital stock from 25,000,000 to 40,000,000 (incorporated by reference to Exhibit 3.7 of Amendment No. 1 to Form 10-QSB, File No. 000-19514, filed by the Company with the SEC on February 18, 2005).

3.8
Certificate of Designations, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Cumulative Preferred Stock Series A, dated March 28, 2002 (incorporated by reference to Exhibit 3.8 of Amendment No. 1 to Form 10-QSB, File No. 000-19514, filed by the Company with the SEC on February 18, 2005).

3.9
Certificate of Amendment, dated July 20, 2004, of the Certificate of Designations, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Cumulative Preferred Stock Series A (incorporated by reference to Exhibit 3.9 of Amendment No. 1 to 10-QSB/A, File No. 000-19514, filed by the Company with the SEC on February 18, 2005).

3.10	Bylaws (incorporated by reference to Exhibit 3.2 of Form 10-Q, File No. 000-19514, filed by the Company with the SEC on December 1, 1997).
4.1
Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form SB-2, File No. 333-115396, filed by the Company with the SEC on July 22, 2004).

5**	Opinion of Akin Gump Strauss Hauer & Feld LLP.
10.1
Registration Rights Agreement by and among Gulfport Energy Corporation, Harbert Distressed Investment Master Fund, Ltd., and Alpha US Sub Fund VI, LLC, dated February 18, 2005 (incorporated by reference to Exhibit 10.8 to Form 10-KSB, File No. 000-19514, filed by the Company with the SEC on March 31, 2005).

10.2
Registration Rights Agreement by and among Gulfport Energy Corporation, Southpoint Fund LP, Southpoint Qualified Fund LP, and Southpoint Offshore Operating Fund, LP, dated February 23, 2005 (incorporated by reference to Exhibit 10.7 to Form 10-KSB, File No. 000-19514, filed by the Company with the SEC on March 31, 2005).

23.1**	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5).
23.2*	Consent of Hogan & Slovacek.
23.3*	Consent of Grant Thornton LLP.
23.4*	Consent of Netherland, Sewell & Associates.
24*	Power of Attorney (included on signature page of this Registration Statement).

*	Filed herewith
**	To be filed by amendment

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Item 17. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)    To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 21st day of April, 2005.

GULFPORT ENERGY CORPORATION

By:	/s/ Mike Liddell
Mike Liddell
Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Mike Liddell, Joel H. McNatt and Michael G. Moore, and each of them, with the power to act without the other, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits and other documents relating thereto, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 21, 2005.

Date: April 21, 2005	By:	/s/ Mike Liddell
Mike Liddell
Chief Executive Officer and Director

Date: April 21, 2005	By:	/s/ Robert E. Brooks
Robert E. Brooks
Director

Date: April 21, 2005	By:	/s/ David L. Houston
David L. Houston
Director

Date: April 21, 2005	By:	/s/ Mickey Liddell
Mickey Liddell
Director

Date: April 21, 2005	By:	/s/ Dan Noles
Dan Noles
Director

Date: April 21, 2005	By:	/s/ Michael G. Moore
Michael G. Moore
Vice President and Chief Financial Officer

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Gulfport Energy Corporation
Exhibit Index

Exhibit Number	Description
2.1*	Stock Purchase Agreement by and among the Company, Harbert Distressed Investment Master Fund, Ltd., and Alpha US Sub Fund VI, LLC, dated February 17, 2005.
2.2*	Stock Purchase Agreement by and among Gulfport Energy Corporation, Southpoint Fund LP, Southpoint Qualified Fund LP and Southpoint Offshore Operating Fund, LP, dated February 22, 2005.
3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 10-Q, File No. 000-19514, filed by the Company with the SEC on December 1, 1997).
3.2
Amendment to Certificate of Incorporation changing name of corporation to Gulfport Energy Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registration Statement on Form SB-2, File No. 333-115396, filed by the Company with the SEC on June 21, 2004).

3.3
Amendment to Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 250,000,000 (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registration Statement on Form SB-2, File No. 333-115396, filed by the Company with the SEC on June 21, 2004).

3.4
Amendment to Certificate of Incorporation to effect a 50 to 1 reverse stock split of the issued and outstanding Common Stock (incorporated by reference to Exhibit 3.5 to Amendment No. 1 to the Registration Statement on Form SB-2, File No. 333-115396, filed by the Company with the SEC on June 21, 2004).

3.5
Amendment to Certificate of Incorporation to reduce the number of authorized shares of Common Stock from 250,000,000 to 15,000,000 (incorporated by reference to Exhibit 3.6 to Amendment No. 1 to the Registration Statement on Form SB-2, File No. 333-115396, filed by the Company with the SEC on June 21, 2004).

3.6
Amendment to Certificate of Incorporation to increase the number of shares of capital stock from 15,000,000 to 25,000,000 (incorporated by reference to Exhibit A to Schedule 14(c), File No. 000-19514, filed by the Company with the SEC on February 20, 2004).

3.7
Certificate of Amendment, dated July 20, 2004, of the Restated Certificate of Incorporation to increase the number of shares of capital stock from 25,000,000 to 40,000,000 (incorporated by reference to Exhibit 3.7 of Amendment No. 1 to Form 10-QSB, File No. 000-19514, filed by the Company with the SEC on February 18, 2005).

3.8
Certificate of Designations, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Cumulative Preferred Stock Series A, dated March 28, 2002 (incorporated by reference to Exhibit 3.8 of Amendment No. 1 to Form 10-QSB, File No. 000-19514, filed by the Company with the SEC on February 18, 2005).

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3.9
Certificate of Amendment, dated July 20, 2004, of the Certificate of Designations, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Cumulative Preferred Stock Series A (incorporated by reference to Exhibit 3.9 of Amendment No. 1 to 10-QSB/A, File No. 000-19514, filed by the Company with the SEC on February 18, 2005).

3.10	Bylaws (incorporated by reference to Exhibit 3.2 of Form 10-Q, File No. 000-19514, filed by the Company with the SEC on December 1, 1997).
4.1
Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form SB-2, File No. 333-115396, filed by the Company with the SEC on July 22, 2004).

5**	Opinion of Akin Gump Strauss Hauer & Feld LLP.
10.1
Registration Rights Agreement by and among Gulfport Energy Corporation, Harbert Distressed Investment Master Fund, Ltd., and Alpha US Sub Fund VI, LLC, dated February 18, 2005 (incorporated by reference to Exhibit 10.8 to Form 10-KSB, File No. 000-19514, filed by the Company with the SEC on March 31, 2005).

10.2
Registration Rights Agreement by and among Gulfport Energy Corporation, Southpoint Fund LP, Southpoint Qualified Fund LP, and Southpoint Offshore Operating Fund, LP, dated February 23, 2005 (incorporated by reference to Exhibit 10.7 to Form 10-KSB, File No. 000-19514, filed by the Company with the SEC on March 31, 2005).

23.1**	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5).
23.2*	Consent of Hogan & Slovacek.
23.3*	Consent of Grant Thornton LLP.
23.4*	Consent of Netherland, Sewell & Associates.
24*	Power of Attorney (included on signature page of this Registration Statement).

*	Filed herewith
**	To be filed by amendment

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